SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is effective the 1st day of December 2006, and is by and between Plaintiff, FRANK W. LEWIS, TRUSTEE OF THE FRANK W. LEWIS REVOCABLE LIVING TRUST DATED MARCH 15, 2004; Third-Party Defendant, THE SHARON F. LEWIS TRUST DATED JANUARY 22, 2004; and Defendant/Third-Party Claimant, GOLDEN PHOENIX MINERALS, INC. (Frank W. Lewis Trust and Golden Phoenix together may be referred to as the “Parties” or as a “Party ”).

PRELIMINARY STATEMENTS

On June 29, 2006, the Frank W. Lewis Trust filed a Complaint in an action in the Second Judicial District Court, Washoe County, as Case No. CV0601542. Golden Phoenix thereafter brought a Third-Party Complaint against F.W. Lewis, Inc. as the original party to the contract and the Sharon F. Lewis Trust Dated January 22, 2004 as an assignee of claims related to the contract (collectively, the "Lawsuit"). (F.W. Lewis, Inc. was not served with the Third-Party Complaint, as Frank W. Lewis Trust produced to Golden Phoenix a copy of the assignment of the claims which are the subject of the Lawsuit to the Frank W. Lewis Trust and Third Party Golden Phoenix, the Sharon F. Lewis Trust). The Lawsuit rises out of contracts between F.W. Lewis, Inc. and Golden Phoenix, including the main option, Exploration Agreement and amendments thereto, and the parties rights, obligations and defenses thereto as set forth in the pleadings. The Frank W. Lewis Trust and the Sharon W. Lewis Trust maintain their rights to recover under the contracts, and Golden Phoenix denies the allegations that it was in breach or owes further obligations in any manner whatsoever.

The Parties now desire to resolve the Lawsuit, and any and all other actual or potential claims that may or could have been brought between them (whether permissive or compulsory) (“Claims”), without the necessity for further litigation and expense by settling the Lawsuit and the Claims, whether known or unknown regardless of whether such claims were asserted in the Lawsuit, between them.

AGREEMENT

In consideration of the foregoing, the agreements, mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Incorporation of Recitals. Each of the preliminary statements is deemed to be true and correct, and the same are hereby incorporated by reference as if fully stated herein.
2.

Consideration. As consideration for this Agreement and the dismissal of the Lawsuit with prejudice, and the relinquishment of the Claims, the Parties have agreed that Golden Phoenix shall exchange 2,753,623 replacement shares pursuant to a Noticed hearing under Section 3(a)(10) of the Securities Act of 1933, as amended, 15 U.S.C. 77c (a)(10) (the “Act”) for the 2,753,623 securities issued on October 22, 2002. One-half of the 2,753,623 replacement shares shall be issued to the Frank W. Lewis Revocable Living Trust Dated March 15, 2004, and the other half to The Sharon F. Lewis Trust Dated January 22, 2004.

Settlement Agreement

Lewis’/Golden Phoenix

3.

Compliance with SEC. The new shares are exchanged for “outstanding securities, claims or property interests,” within the meaning of Section 3(a)(10) of the 1933 Act, which includes the matters in the Lawsuit and the Claims of Frank W. Lewis Trust and Sharon W. Lewis Trust, and such exchange is expressly conditioned on an approved hearing of fairness of the terms and conditions of said exchange, before the Court in the Second Judicial District Court, Washoe County, hearing this case.

4.

Deliveries. The shares shall be exchanged within a reasonable and timely manner after the entry of the Order of approval of the hearing set forth in paragraph 3, including the return of the prior certificate to the transfer agent and all other necessary actions to complete the transaction.

5.

Release and Satisfaction of the Claims. Upon the completion of the exchange described in paragraphs 2, 3 and 4, the Frank W. Lewis Trust shall file a dismissal with prejudice of the Complaint with the Court within 5 business days. Golden Phoenix will thereafter file a dismissal with prejudice of the Third-Party Complaint, and Golden Phoenix shall then be released and discharged from any and all liability to the Frank W. Lewis Trust or the Sharon W. Lewis Trust including, but not limited to, any and all claims for costs and attorneys’ fees, as well as any and all claims, whether known or unknown and regardless of whether such claims were asserted in the Lawsuit. Upon the filing of the dismissal by the Frank W. Lewis Trust, the Frank W. Lewis Trust and the Sharon W. Lewis Trust shall be released and discharged from any and all liability to Golden Phoenix, including, but not limited to, any and all claims for costs and attorneys’ fees, as well as any and all claims, whether known or unknown regardless of whether such claims were asserted in the Lawsuit.

6.

Tax Liabilities. The Frank W. Lewis Trust and the Sharon W. Lewis Trust agree that they are wholly and solely responsible for the evaluation of any legal or financial obligations related to the tax liability or implication of this compromise, the exchange and relinquishment of the Claims, Third-Party Claims and the dismissal of the Lawsuit.

7.

Warranties. The Parties warrant that no promises or inducements have been offered except as set forth herein, that this Agreement is executed without reliance upon any statements or representations by persons or parties released or their representatives concerning the nature and extent of the damages and/or legal liability therefor; that it is binding on the Parties, as well as their respective companies, organizations, successors, agents, heirs and assigns. The Parties further warrant that they are legally competent and authorized to execute this Agreement, and that they accept full responsibility therefor.

8.

Compromise. This Agreement constitutes a full and final compromise and settlement of any and all disputes between the Parties known or unknown, including, but not limited to, the Lawsuit, the Claims and Third-Party Claims, which are disputed and uncertain, and about which the Frank W. Lewis Trust, the Sharon W. Lewis Trust, and Golden Phoenix make no admissions as to validity or enforceability.

9.

Reliance on Own Judgment and Legal Consultation. Each of the Parties acknowledges that it relies wholly upon advice of counsel and its own judgment, belief and knowledge as to the nature, extent and duration of the issues, claims, defenses, rights and obligations relating to the Lawsuit, Claims and Third-Party Claims and this Agreement, and each represents that it has not been influenced to any extent whatsoever in making this Agreement by any representations or statements concerning the Lawsuit, Claims and Third-Party Claims or regarding any other matters made by persons, firms, or

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corporations who are hereby released, or by any person or persons representing them. The Parties acknowledge that they have retained and consulted their own attorneys in executing this Agreement and the legal effect thereof.

10.	Representations. The Frank W. Lewis Trust, the Sharon W. Lewis Trust and Golden Phoenix further represent and warrant as follows:
a.

Replacement Stock. Golden Phoenix represents (1) that the replacement shares shall be duly authorized and validly issued shares of Golden Phoenix's common stock free from any limitations or restrictions on transfer, and (2) that the replacement shares are exempt from the registration requirements set forth in Section 5 of the Act and do not constitute "restricted securities" within the meaning of SEC Rule 144 promulgated under the Act.

b.

Consents. The execution and delivery of this Agreement, and the consummation and performance of the terms and conditions contemplated by this Agreement, do not require any consent, approval or action of, or any filing with or notice to any person, public authority or entity except as otherwise stated in this Agreement and anticipated by the Parties to comply with the exchange of securities, and the Parties executing this Agreement are duly authorized to enter into this Agreement.

c.

Enforceability. Assuming due execution and delivery of this Agreement by each Party, this Agreement constitutes the valid and legally binding obligations of the Parties, enforceable against the Parties in accordance with their terms.

d.

No Conflicts. Neither the execution, delivery or performance of this Agreement will conflict in any respect with, result in a breach of, or constitute a default under, any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which parties executing the same are party or are subject or bound, except where such conflict, breach or default would not have a material adverse effect on their ability to perform their obligations contemplated herein.

e.	No Assignment. No claims, third-party claims, or rights of the Parties purported to have been released herein have been sold, transferred or assigned and no attempt to do so shall occur.
f.

Disclosure. The statements of the Parties contained herein are true and correct in all material respects and do not omit any material fact necessary to make the statements contained herein not misleading.

g.

Entire Agreement; No Waiver. This Agreement constitutes the entire agreement between the Parties relating to the subject matter contained herein. No waiver of any of the provisions of this Agreement shall be deemed a waiver of, nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties.

h.

Construction. The terms and conditions of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The Parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have them reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including any

Settlement Agreement

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amendments. The Parties further agree that prior drafts of this Agreement shall not be relevant or considered in connection with the construction or interpretation of this Agreement, or to vary, modify or contradict any of the terms or provisions of this Agreement.

i.

Accord and Satisfaction. This Agreement shall be considered an accord and satisfaction between the Parties and not a novation. Should any Party default under the terms of this Agreement, the non-defaulting Party shall be entitled only to the rights and remedies set forth herein, and shall not have any right to reinstate the lawsuit, the Parties expressly acknowledging the compromise of the disputes in this Agreement.

j.

Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail, return receipt requested, by courier or express delivery service) to the address or facsimile number set forth beneath the name of such party and its counsel below (or to such other address as such party shall have specified in a written notice given to the other parties hereto). In the event of failure of actual receipt by reason of refusal of acceptance of delivery or change of address and failure to give notice of such change, notice shall be deemed received at the time of refusal of acceptance of first attempted delivery.

If sent to Frank W. Lewis Trust:	Frank W. Lewis Revocable Living Trust C/o Terrill R. Dory, Esq. Terrill R. Dory, Attorney at Law 335 West First Street Reno, NV 89503
If sent to Sharon W. Lewis Trust:	Sharon W. Lewis Trust C/o Kurt Hunsberger, Esq. Maupin, Cox & LeGoy 4785 Caughlin Parkway Reno, NV 89509
If sent to Golden Phoenix:	Golden Phoenix Minerals, Inc. C/o Tamara L. Boeck, Esq. Bullivant Houser Bailey, P.C. 1415 L. Street, Ste 1000 Sacramento, CA 95814

Any Party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

k.

Partial Invalidity. If any term of this Agreement or the application of any term of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all of its applications, not held invalid, void or unenforceable,

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shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

l.

Attorneys’ Fees. The parties to this Agreement shall bear their own attorneys’ fees and costs incurred in this litigation, as well as on the preparation of this Agreement. In the event that any Party commences an action to enforce or interpret this Agreement, or for any other remedy based on or arising from this Agreement or the Accompanying Exhibit, the prevailing Party therein shall be entitled to recover its reasonable and necessary attorneys’ fees and costs incurred. For the purposes of this provision, the “prevailing party” shall be that Party which has been successful with regard to the main issue, even if that Party did not prevail on all issues.

m.	Necessary Action. Each of the Parties shall do any act or thing necessary to execute any or all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement.
n.

Governing Law and Forum. The laws of the State of Nevada, without giving effect to choice of law or conflict of law principles, shall govern the validity, construction, performance and effect of this Agreement. Any lawsuit to interpret or enforce the terms of this Agreement shall be brought in a court of competent jurisdiction in Washoe County, Nevada.

o.	Counterparts and Facsimile/copy. This Agreement may be executed in counterparts, in different locations, and copies, scans or facsimiles of signatures shall be legally binding as originals.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, execute this Agreement effective as of December 1, 2006, though signed thereafter.

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Settlement Agreement

Lewis’/Golden Phoenix

GOLDEN PHOENIX MINERALS, INC.

By:

Its: _________________________________

APPROVED AS TO FORM AND CONTENT

BULLIVANT HOUSER BAILEY, PC

By: /s/ Tamara L. Boeck     1/10/07

Tamara L. Boeck

3980 Howard Hughes Pkwy, Ste 500

Las Vegas, Nevada 89109

Attorney for Golden Phoenix

FRANK W. LEWIS, TRUSTEE OF THE FRANK W. LEWIS REVOCABLE LIVING TRUST DATED MARCH 15, 2004

By:

Its: _________________________________

____________________________________

APPROVED AS TO FORM AND CONTENT

By: __________________________________

TERRILL DORY

Attorney for Frank W. Lewis Trust

Terrill R. Dory, Attorney at Law

335 West First Street

Reno, NV 89503

THE SHARON F. LEWIS TRUST DATED JANUARY 22, 2004

By:

Its: _________________________________

APPROVED AS TO FORM AND CONTENT

By: __________________________________

DEBRA WAGGONER

Attorney for Sharon W. Lewis Trust

Maupin, Cox & LeGoy

4785 Caughlin Parkway

Reno, NV 89509

Settlement Agreement

Lewis’/Golden Phoenix